AGREEMENT AND PLAN OF MERGERS

         AGREEMENT AND PLAN OF MERGERS, dated as of the 18th day of July, 1997 (this "Plan"), by and among SIGNET BANKING CORPORATION ("Signet"), SIGNET BANK (the "Bank"), FIRST UNION CORPORATION ("First Union"), and FIRST UNION NATIONAL BANK ("FUNB").

                                    RECITALS

         A. Signet. Signet is a Virginia corporation, having its principal place of business in Richmond, Virginia.

         B. First Union. First Union is a North Carolina corporation, having its principal place of business in Charlotte, North Carolina.

         C. The Bank. The Bank is a Virginia commercial bank, having its principal place of business in Richmond, Virginia. As of March 31, 1997, the Bank had capital of $925,905,000 divided into common stock of $301,132,000, surplus of $211,369,000, and undivided profits, including capital reserves, of $419,673,000, and net unrealized holding gains (losses) on available for sale securities of ($6,269,000).

         D. FUNB. FUNB is a national banking association having its principal place of business in Charlotte, North Carolina. As of March 31, 1997, FUNB had capital of $2,304,325,000, divided into common stock of $82,795,000, surplus of $763,989,000, undivided profits, including capital reserves, of $1,468,980,000, and net unrealized holding gains (losses) on available for sale securities of ($11,439,000).

         E. Stock Option Agreement. As an inducement to the willingness of First Union to continue to pursue the transactions contemplated by this Plan, Signet expects (but is not obligated) to grant to First Union an option pursuant to a stock option agreement, in substantially the form of Exhibit A (the "Stock Option Agreement").

         F. Intentions of the Parties. It is the intention of the parties to this Plan that the business combination contemplated hereby be accounted for under the "pooling-of-interests" accounting method and be treated as a "reorganization" under Section 368 of the Internal Revenue Code of 1986 as amended (the "Code").

         G. Board Action. The respective Boards of Directors of each of First Union, FUNB, Signet and the Bank have determined that it is in the best interests of their respective companies and their stockholders to consummate the strategic business combination transaction provided for herein.

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         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         1.01. Certain Definitions. The following terms are used in this Plan with the meanings set forth below:

                  "Acquisition Proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Signet or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, Signet or any of its Subsidiaries, other than the transactions contemplated by this Plan.

                  "Asset Classification" has the meaning set forth in Section 5.03(w).

                  "Bank" has the meaning set forth in the preamble to this Plan.

                  "Bank Merger" has the meaning set forth in Section 2.02.

                  "Code" has the meaning set forth in Recital F.

                  "Compensation and Benefit Plans" has the meaning set forth in
         Section 5.03(m).

                  "Consultants" has the meaning set forth in Section 5.03(m)(i).

                  "Continuing Bank" has the meaning set forth in Section
         2.02(a).

                  "Corporate Merger" has the meaning set forth in Section 2.01.

                  "Corporation Commission" has the meaning set forth in Section 2.01(b).

                  "Costs" has the meaning set forth in Section 6.12(a).

                  "Covered Transactions" has the meaning set forth in Section 5.03(o).

                  "Directors" has the meaning set forth in Section 5.03(m)(i).


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                  "Disclosure Schedule" has the meaning set forth in Section
         5.01.

                  "DRP" has the meaning set forth in Section 4.01(b).

                  "Effective Date" has the meaning set forth in Section 2.03.

                  "Effective Time" has the meaning set forth in Section 2.03.

                  "Employees" has the meaning set forth in Section 5.03(m)(i).

                  "Environmental Laws" means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" has the meaning set forth in Section
         5.03(m).

                  "ERISA Affiliate Plan" has the meaning set forth in Section 5.03(m).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  "Exchange Agent" has the meaning set forth in Section 3.04.

                  "Exchange Ratio" has the meaning set forth in Section 3.01.

                  "FDIC" means the Federal Deposit Insurance Corporation.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

                  "First Union" has the meaning set forth in the preamble to this Plan.

                  "First Union Board" means the Board of Directors of



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         First Union.

                  "First Union Class A Preferred Stock" means the Class A preferred stock, no par value per share, of First Union.

                  "First Union Common Stock" means the common stock, par value $3.33 1/3 per share, of First Union.

                  "First Union Preferred Stock" means the preferred stock, no par value per share, of First Union.

                  "First Union Rights" has the meaning set forth in Section 3.01(b).

                  "First Union Rights Agreement" means the Shareholder Protection Rights Agreement, dated as of December 18, 1990 (as amended), between First Union and FUNB.

                  "First Union Stock" means, collectively, First Union Common Stock, First Union Class A Preferred Stock and First Union Preferred Stock.

                  "FUNB" has the meaning set forth in the preamble to this Plan.

                  "Governmental Authority" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

                  "Indemnified Party" has the meaning set forth in Section 6.12(a).

                  "Insurance Amount" has the meaning set forth in Section
         6.12(b).

                  "Insurance Policy" has the meaning set forth in Section
         5.03(t).

                  "IRS" means the Internal Revenue Service.

                  "Liens" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

                  "Material Adverse Effect" means, with respect to First Union or Signet, any effect that (i) is material and adverse to the financial position, results of operations or business of First Union and its Subsidiaries taken as a whole or Signet and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of either First Union or Signet to perform its obligations under this Plan or otherwise materially threaten or materially impede the consummation of the Mergers and the other transactions contemplated by this Plan; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and their holding companies generally and (c) any modifications or changes to valuation policies and practices in connection with the Mergers or restructuring charges taken in connection with the Mergers, in each case in accordance with generally accepted accounting principles.

                  "Mergers" has the meaning set forth in Section 2.02.

                  "Merger Consideration" has the meaning set forth in Section 2.01.

                  "Multiemployer Plans" has the meaning set forth in Section 5.03(m).

                  "NCBCA" means the North Carolina Business Corporation Act.

                  "New Certificate" has the meaning set forth in Section 3.04.

                  "North Carolina Secretary" has the meaning set forth in
         Section 2.01(b).

                  "NYSE" means the New York Stock Exchange, Inc.

                  "Old Certificates" has the meaning set forth in Section 3.04.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "Person" means any individual, bank, corporation, partnership, association, joint-stock company, business trust or unincorporated organization.

                  "Pension Plan" has the meaning set forth in Section 5.03(m).

                  "Plan" has the meaning set forth in the preamble to this Plan, as amended or modified from time to time in accordance with Section 9.02.

                  "Previously Disclosed" by a party shall mean information set forth in its Disclosure Schedule.

                  "Proxy Statement" has the meaning set forth in Section

         6.03.

                  "Registration Statement" has the meaning set forth in Section 6.03.

                  "Regulatory Authority" has the meaning set forth in Section 5.03(i).

                  "Replacement Option" has the meaning set forth in Section
         3.06.

                  "Representatives" means, with respect to any Person, such Person's directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

                  "Rights" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

                  "SEC" means the Securities and Exchange Commission.

                  "SEC Documents" has the meaning set forth in Section 5.03(g).

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  "Signet" has the meaning set forth in the preamble to this Plan.

                  "Signet Affiliate" has the meaning set forth in Section
         6.07(a).

                  "Signet Board" means the Board of Directors of Signet.

                  "Signet By-Laws" means the By-laws of Signet.

                  "Signet Certificate" means the Articles of Incorporation of Signet.

                  "Signet Common Stock" means the common stock, par value $5.00 per share, of Signet.

                  "Signet Meeting" has the meaning set forth in Section 6.02.

                  "Signet Preferred Stock" means the preferred stock, par value $20.00 per share, of Signet.

                  "Signet Rights" means the preferred share purchase rights issued under the Signet Rights Agreement.

                  "Signet Rights Agreement" means the Rights Agreement, dated as of May 23, 1989, between Signet and Mellon Bank, N.A.

                  "Signet Stock" means, collectively, Signet Common Stock and Signet Preferred Stock.

                  "Signet Stock Options" has the meaning set forth in
         Section 3.06.

                  "Signet Stock Plans" means all employee and director stock options to purchase shares of Signet Common Stock.

                  "Stock Option Agreement" has the meaning set forth in Recital E.

                  "Subsidiary" and "Significant Subsidiary" have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

                  "Surviving Corporation" has the meaning set forth in
         Section 2.01.

                  "Takeover Laws" has the meaning set forth in Section
         5.03 (o).

                  "Tax" and "Taxes" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

                  "Tax Returns" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

                  "Treasury Stock" shall mean shares of Signet Stock held by Signet or any of its Subsidiaries or by First Union or any of its Subsidiaries, in each case other than in a fiduciary (including custodial or agency) capacity or as a result of debts previously contracted in good faith.

                  "VSCA" means the Virginia Stock Corporation Act.

                                   ARTICLE II

                                   THE MERGERS

         2.01. The Corporate Merger.

                  (A) The Corporate Merger. At the Effective Time, Signet shall merge with and into First Union (the "Corporate Merger"), the separate corporate existence of Signet shall cease and First Union shall survive and continue to exist as a North Carolina corporation (First Union, as the surviving corporation in the Corporate Merger, sometimes being referred to herein as the "Surviving Corporation"). First Union may at any time prior to the Effective Time change the method of effecting the combination with Signet (including, without limitation, the provisions of this Article II) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of Signet Common Stock as provided for in this Plan (the "Merger Consideration"), (ii) adversely affect the tax treatment of Signet's stockholders as a result of receiving the Merger Consideration or (iii) materially impede or delay consummation of the transactions contemplated by this Plan.

                  (B) Effectiveness of the Corporate Merger. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the Corporate Merger shall become effective upon the occurrence of the filing in the office of the Virginia State Corporation Commission (the "Corporation Commission") of articles of merger in accordance with Section 13.1-720 of the VSCA and the filing in the Office of the Secretary of State of the State of North Carolina (the "North Carolina Secretary") of articles of merger in accordance with
Section 55-11-05 of the NCBCA or such later date and time as may be set forth in such articles and the issuance of certificates of merger by the Corporation Commission and the North Carolina Secretary under the VSCA and the NCBCA, respectively. The Corporate Merger shall have the effects prescribed in the NCBCA and the VSCA.

                  (C) Articles of Incorporation and By-Laws. The articles of incorporation and by-laws of First Union immediately after the Corporate Merger shall be those of First Union as in effect immediately prior to the Effective Time.

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

                  (D) Directors and Officers of the Surviving Corporation. The directors and officers of First Union immediately after the Corporate Merger shall be the directors and officers of First Union (except as provided in Section 6.16) immediately prior to the Effective Time, until such time as their successors shall be duly elected and qualified.

         2.02. The Bank Merger. No sooner than the day following the Corporate Merger on the Effective Date or as soon thereafter as First Union may deem appropriate:

                  (A) The Continuing Bank. The Bank shall be merged with and into FUNB (the "Bank Merger" and together with the Corporate Merger, the "Mergers"), the separate existence of the Bank shall cease and FUNB (the "Continuing Bank") shall survive; the name of the Continuing Bank shall be "First Union National Bank"; and the Continuing Bank shall continue to conduct the business of a national banking association at FUNB's main office in Charlotte, North Carolina and at the legally established branches of the Bank and FUNB.

                  (B) Rights, Etc. The Continuing Bank shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the banks so merged; and all property, real personal and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest, of or belonging to or due to each of the banks so merged, shall be taken and deemed to be transferred to and vested in the Continuing Bank without further act or deed, including appointments, designations and nominations and all other rights and interests in any fiduciary capacity; and the title to any real estate or any interest therein, vested in each of such banks, shall not revert or be in any way impaired by reason of the Bank Merger.

                  (C) Liabilities, Etc. The Continuing Bank shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of the banks so merged (including liabilities arising out of the operation of any trust departments). All rights of creditors and obligors and all liens on the property of each of the Bank and FUNB shall be preserved unimpaired.

                  (D) Charter; Bylaws; Directors; Officers. The charter and bylaws of the Continuing Bank shall be those of FUNB, as in effect immediately prior to the Bank Merger becoming effective. The directors and officers of FUNB in office immediately prior to the Bank Merger becoming effective shall be the directors and officers of the Continuing Bank, together with such additional directors and officers as may thereafter be elected, who shall hold office until such time as their successors are elected and qualified.

                  (E) Outstanding Stock of the Continuing Bank. The amount of the capital stock of the Continuing Bank shall be not less than $82,794,510 and shall consist of not less than 5,519,634 issued and outstanding shares of common stock, each of $15.00 par value, and the issued and outstanding shares shall remain issued and outstanding as shares of FUNB, each of $15.00 par value, and the holders thereof shall retain their rights therein.

                  (F) Outstanding Stock of the Bank. Promptly after the Bank Merger becomes effective, the Surviving Corporation shall deliver all of the issued and outstanding shares of the capital stock of the Bank to the Continuing Bank for cancellation.

         2.03. Effective Date and Effective Time. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the parties shall cause the effective date of the Corporate Merger (the "Effective Date") to occur on (i) the fifth business day to occur after the last of the conditions set forth in
Article VII shall have been satisfied or waived in accordance with the terms of this Plan (or, at the election of First Union, on the last business day of the month in which such day occurs or, if such last business day occurs on one of the last five business days of such month, on the last business day of the succeeding month) or (ii) such other date to which the parties may agree in writing. The time on the Effective Date when the Corporate Merger shall become effective is referred to as the "Effective Time."

                                   ARTICLE III

                       CONSIDERATION; EXCHANGE PROCEDURES

         3.01. Merger Consideration. Subject to the provisions of this Plan, at the Effective Time, automatically by virtue of the Corporate Merger and without any action on the part of any Person:

                  (A) Outstanding Signet Common Stock and Signet Rights. Each share, excluding Treasury Stock, of Signet Common Stock issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Corporate Merger, automatically and without any action on the part of the holder thereof, become and be converted into 1.10 (the "Exchange Ratio") shares of First Union Common Stock (together with the attached First Union Rights), as adjusted for the two-for-one First Union Common Stock split payable on July 31, 1997. The Exchange Ratio shall be subject to adjustment as set forth in Section 3.05.

                  (B) Outstanding First Union Common Stock. Each share

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







of First Union Common Stock (together with the rights ("First Union Rights") issued pursuant to the First Union Rights Agreement attached thereto), issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the Corporate Merger.

                  (C) Treasury Shares. Each share of Signet Common Stock held as Treasury Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

         3.02. Rights as Stockholders; Stock Transfers. At the Effective Time, holders of Signet Common Stock shall cease to be, and shall have no rights as, stockholders of Signet, other than to receive any dividend or other distribution with respect to such Signet Common Stock with a record date occurring prior to the Effective Time and the consideration provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of Signet or the Surviving Corporation of shares of Signet Common Stock.

         3.03. Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of First Union Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Corporate Merger; instead, First Union shall pay to each holder of Signet Common Stock who would otherwise be entitled to a fractional share of First Union Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the average of the last sale prices of First Union Common Stock, as reported by the NYSE Composite Transactions Reporting System (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source), for the five NYSE trading days immediately preceding the Effective Date.

         3.04.    Exchange Procedures.

                  (A) As promptly as practicable after the Effective Date, First Union shall send or cause to be sent to each former holder of record of shares of Signet Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's certificates formerly representing shares of Signet Common Stock and the associated Signet Rights (the "Old Certificates") for the consideration set forth in this Article III. First Union shall cause the certificates representing the shares of First Union Common Stock (the "New Certificates") and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such stockholder upon delivery to First Union National Bank, as exchange agent (the "Exchange Agent"), of Old Certificates representing such

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


shares of Signet Common Stock (or indemnity reasonably satisfactory to First Union and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery.

                  (B) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Signet Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (C) At the election of First Union, no dividends or other distributions with respect to First Union Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of Signet Common Stock converted in the Corporate Merger into the right to receive shares of such First Union Common Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this Section 3.04. After becoming so entitled in accordance with this Section 3.04, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of First Union Common Stock such holder had the right to receive upon surrender of the Old Certificate.

         3.05. Anti-Dilution Provisions. In the event First Union changes (or establishes a record date for changing) the number of shares of First Union Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding First Union Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted; provided, however, the Exchange Ratio shall not be adjusted to reflect the two-for-one First Union Common Stock split payable on July 31, 1997.

         3.06. Options. At the Effective Time, each outstanding option to purchase shares of Signet Common Stock under the Signet Stock Plans (each, a "Signet Stock Option"), whether vested or unvested, shall be converted into an option to acquire, on the same terms and conditions as were applicable under such Signet Stock Option, the number of shares of First Union Common Stock equal to (a) the number of shares of Signet Common Stock subject to the Signet Stock Option, multiplied by (b) the Exchange Ratio (such product rounded down to the nearest whole number) (a "Replacement Option"), at an exercise price per share (rounded up to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of Signet Common Stock which were purchasable pursuant to such Signet Stock Option divided by (z) the number of full shares of First Union Common Stock subject to such Replacement Option in accordance with the foregoing. Notwithstanding the foregoing, each Signet Stock Option which is intended to be an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code. At or prior to the Effective Time, Signet shall take all action, if any, necessary with respect to the Signet Stock Plans to permit the replacement of the outstanding Signet Stock Options by First Union pursuant to this Section. At the Effective Time, First Union shall assume the Signet Stock Plans; provided, that such assumption shall be only in respect of the Replacement Options and that First Union shall have no obligation with respect to any awards under the Signet Stock Plans other than the Replacement Options and shall have no obligation to make any additional grants or awards under such assumed Signet Stock Plans.

                                   ARTICLE IV

                           ACTIONS PENDING ACQUISITION

         4.01. Forebearances of Signet. From the date hereof until the Effective Time, except as expressly contemplated by this Plan or as Previously Disclosed, without the prior written consent of First Union, Signet will not, and will cause each of its Subsidiaries not to:

                  (A) Ordinary Course. Conduct the business of Signet and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action reasonably likely to have an adverse affect upon Signet's ability to perform any of its material obligations under this Plan.

                  (B) Capital Stock. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding (including pursuant to Signet's Dividend Reinvestment Plan (the "DRP") and any Compensation and Benefit Plan qualified under Section 401(k) of the Code to the extent such Compensation and Benefit Plan offers Signet Common Stock as an investment option), or authorize the creation of, any additional shares of Signet Stock or any Rights, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional shares of Signet Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

                  (C) Dividends, Etc. (a) Make, declare, pay or set aside for payment any dividend (other than (A) subject to Section 6.17, quarterly cash dividends on Signet Common Stock in an amount not to exceed $0.21 per share with record and payment dates consistent with past practice and (B) dividends from wholly owned Subsidiaries to Signet or another wholly owned Subsidiary of Signet) on or in respect of, or declare or make any distribution on, any shares of Signet Common Stock or (b) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

                  (D) Compensation; Employment Agreements; Etc. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of Signet or its Subsidiaries, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (ii) for other changes that are required by applicable law, (iii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof, or (iv) for employment arrangement for, or grants of awards to newly hired employees consistent with past practice.

                  (E) Benefit Plans. Enter into, establish, adopt or amend (except (i) as may be required by applicable law or (ii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Signet or its Subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

                  (F) Dispositions. Except as Previously Disclosed, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business and in a transaction that is not material to it and its Subsidiaries taken as a whole.

                  (G) Acquisitions. Except as Previously Disclosed, acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity except in the ordinary course of business and in a transaction that is not material to it and its Subsidiaries taken as a whole.

                  (H) Governing Documents. Amend the Signet Certificate, Signet By-laws or the certificate of incorporation or by-laws (or similar governing documents) of any of Signet's Subsidiaries.

                  (I) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

                  (J) Contracts. Amend, or take any action adverse to First Union with respect to, the Signet Rights Agreement or, except in the ordinary course of business consistent with past practice, enter into or terminate any material contract (as defined in Section 5.03(k)) or amend or modify in any material respect any of its existing material contracts.

                  (K) Claims. Settle any claim, action or proceeding, except for any claim, action or proceeding involving solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to Signet and its Subsidiaries, taken as a whole.

                  (L) Adverse Actions. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Corporate Merger from qualifying (i) for "pooling of interests" accounting treatment or
(ii) as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in
(i) any of its representations and warranties set forth in this Plan being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Corporate Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Plan except, in each case, as may be required by applicable law or regulation.

                  (M) Risk Management. Except as required by applicable law or regulation, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

                  (N) Indebtedness. Incur any indebtedness for borrowed money other than in the ordinary course of business.

                  (O) Commitments. Agree or commit to do any of the foregoing.

         4.02. Forebearances of First Union. From the date hereof until the Effective Time, except as expressly contemplated by this Plan, without the prior written consent of Signet, First Union will not, and will cause each of its Subsidiaries not to:

                  (A) Extraordinary Dividends. Make, declare, pay or set aside for payment any extraordinary dividend; provided, however, the foregoing shall not apply to the two-for-one First Union Common Stock split payable on July 31, 1997 and increases in the quarterly dividend rate payable on First Union Common Stock in the ordinary course of business consistent with past practices.

                  (B) Adverse Actions. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Corporate Merger from qualifying (i) for "pooling of interests" accounting treatment or
(ii) as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in
(i) any of its representations and warranties set forth in this Plan being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Corporate Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Plan except, in each case, as may be required by applicable law or regulation; provided, however, that nothing contained herein shall limit the ability of First Union to exercise its rights under the Stock Option Agreement.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         5.01. Disclosure Schedules. On or prior to the date hereof, First Union has delivered to Signet a schedule and Signet has delivered to First Union a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either (i) in response to an express disclosure requirement contained in a provision hereof or
(ii) as an exception to one or more representations or warranties contained in
Section 5.03 or 5.04 or to one or more of its covenants contained in Article IV or VI; provided, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by
Section 5.02, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect.

         5.02. Standard. No representation or warranty of Signet or First Union contained in Section 5.03 or 5.04 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 or 5.04 has had or is reasonably likely to have a Material Adverse Effect on the party making such representation or warranty.

         5.03. Representations and Warranties of Signet. Subject to Sections
5.01 and 5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, Signet hereby represents and warrants to First Union:

                  (A) Organization, Standing and Authority. Signet is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Signet is duly qualified to do business and is in good standing in the states of the United States and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

                  (B) Signet Stock. As of the date hereof, the authorized capital stock of Signet consists solely of (i) 100,000,000 shares of Signet Common Stock, of which no more than 60,382,648 shares were outstanding as of June 30, 1997, and (ii) 5,000,000 shares of Signet Preferred Stock, of which no shares are outstanding. As of the date hereof, no shares of Signet Common Stock and no shares of Signet Preferred Stock were held in treasury by Signet or otherwise owned by Signet or its Subsidiaries. The outstanding shares of Signet Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, there are no shares of Signet Stock authorized and reserved for issuance, Signet does not have any Rights issued or outstanding with respect to Signet Stock, and Signet does not have any commitment to authorize, issue or sell any Signet Stock or Rights, except pursuant to this Plan and the Stock Option Agreement. The number of shares of Signet Common Stock which are issuable and reserved for issuance upon exercise of Signet Stock Options as of the date hereof are Previously Disclosed.

         (C) Subsidiaries.

                  (i)(A) Signet has Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization and principal business of each such Subsidiary, (B) except as Previously Disclosed, it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to it or its wholly-owned Subsidiaries) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its wholly-owned Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and (F) all the equity securities of each Subsidiary held by Signet or its Subsidiaries are fully paid and nonassessable and are owned by Signet or its Subsidiaries free and clear of any Liens.

                           (ii) Signet does not own beneficially, directly or
indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than its Subsidiaries.

                           (iii) Each of Signet's Subsidiaries has been duly
organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. Each of Signet's Subsidiaries that is a bank is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. The deposits of the Bank are insured by the Bank Insurance Fund of the FDIC.

                  (D) Corporate Power. Signet and each of its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and each of Signet and the Bank has the corporate power and authority to execute, deliver and perform its obligations under this Plan and as to Signet, the Stock Option Agreement, and to consummate the transactions contemplated hereby and thereby.

                  (E) Corporate Authority. Subject in the case of this Plan to receipt of the requisite approval of the agreement of merger set forth in this Plan by the holders of more than two-thirds of the outstanding shares of Signet Common Stock entitled to vote thereon (which is the only shareholder vote required thereon), this Plan, the Stock Option Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of Signet and the Bank. This Plan is a valid and legally binding obligation of each of Signet and the Bank, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). The Signet Board has received the written opinion of J.P. Morgan & Co., Inc. to the effect that as of the date hereof the consideration to be received by the holders of Signet Common Stock in the Corporate Merger is fair to the holders of Signet Common Stock from a financial point of view.

                  (F) Regulatory Approvals; No Defaults.

                           (i) No consents or approvals of, or filings or
registrations with, any Governmental Authority or with any third party are required to be made or obtained by Signet or any of its Subsidiaries in connection with the execution, delivery or performance by Signet of this Plan or the Stock Option Agreement or to consummate the Mergers except for (A) filings of applications or notices with federal and Virginia banking authorities, (B) filings with the SEC and state securities authorities and the approval of this Plan by the stockholders of Signet, and (C) the filing of articles of merger with the Corporation Commission pursuant to the VSCA and the North Carolina Secretary pursuant to the NCBA and the issuance of related certificates of merger. As of the date hereof, Signet is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in
Section 7.01(b).

                           (ii) Subject to receipt of the regulatory approvals
referred to in the preceding paragraph, and expiration of related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Plan and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Signet or of any of its Subsidiaries or to which Signet or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Signet Certificate or the Signet By-Laws, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

                  (G) Financial Reports and SEC Documents.

                           (i) Signet's Annual Reports on Form 10-K for the
fiscal years ended December 31, 1994, 1995 and 1996, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 1994 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, "SEC Documents") with the SEC, as of the date filed, (A) complied or will comply as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Signet SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Signet and its Subsidiaries as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Signet SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of Signet and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

                           (ii) Since December 31, 1996, Signet and its
Subsidiaries have not incurred any liability other than in the ordinary course of business consistent with past practice.

                           (iii) Since December 31, 1996, (A) Signet and its
Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding the incurrence of expenses related to this Plan and the transactions contemplated hereby) and (B) no event has occurred or fact or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Signet.

                  (H) Litigation. No litigation, claim or other proceeding before any court or governmental agency is pending against Signet or any of its Subsidiaries and, to Signet's knowledge, no such litigation, claim or other proceeding has been threatened.

                  (I) Regulatory Matters.

                           (i) Neither Signet nor any of its Subsidiaries or
properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits (including, without limitation, the Federal Reserve Board, the FDIC and the Virginia Bureau of Financial Institutions) or the supervision or regulation of it or any of its Subsidiaries (collectively, the "Regulatory Authorities").

                           (ii) Neither it nor any of its Subsidiaries has been
advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

                  (J) Compliance with Laws. Signet and each of its Subsidiaries:

                           (i) is in compliance with all applicable federal,
state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

                           (ii) has all permits, licenses, authorizations,
orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Signet's knowledge, no suspension or cancellation of any of them is threatened; and

                           (iii) has received, since December 31, 1995, no
notification or communication from any Governmental Authority (A) asserting that Signet or any of its Subsidiaries is not in compliance with any statutes, regulations, or ordinances or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to Signet's knowledge, do any grounds for any of the foregoing exist).

                  (K) Material Contracts; Defaults. Except for those agreements and other documents filed as exhibits to its SEC

Documents, neither it nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K (without giving effect to the "ordinary course" exception set forth therein) or (ii) that materially restricts the conduct of business by it or any of its Subsidiaries. Neither it nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. Neither it nor any of its Subsidiaries is subject to, or bound by, any contract containing covenants which (i) limit the ability of it or any Subsidiary to compete in any line of business or with any person, or (ii) involve any restriction of geographical area in which, or method by which, it or any Subsidiary may carry on its business (other than as may be required by law or any applicable Regulatory Authority).

                  (L) No Brokers. No action has been taken by Signet that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Plan, excluding a Previously Disclosed fee to be paid to J.P. Morgan & Co., Inc.

                  (M) Employee Benefit Plans.

                           (i) Section 5.03(m)(i) of Signet's Disclosure
Schedule contains a complete and accurate list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements maintained or contributed to by Signet or any of its Subsidiaries in which any employee or former employee (the "Employees"), consultant or former consultant (the "Consultants") or director or former director (the "Directors") of Signet or any of its Subsidiaries participates or to which any such Employees, Consultants or Directors are a party (the "Compensation and Benefit Plans"). Neither Signet nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan.

                           (ii) Each Compensation and Benefit Plan has been
operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the IRS for "TRA" (as defined in Rev. Proc. 93-39), or will file for such determination letter prior to the expiration of the remedial amendment period for such Compensation and Benefit Plan, and Signet is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of Signet, threatened legal action, suit or claim relating to the Compensation and Benefit Plans. Neither Signet nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject Signet or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

                           (iii) No liability (other than for payment of
premiums to the PBGC which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by Signet or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (an "ERISA Affiliate") which is considered one employer with Signet under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (an "ERISA Affiliate Plan"). None of Signet, any of its Subsidiaries or any ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of
Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Compensation and Benefit Plan or by any ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Plan. The PBGC has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate Plan and, to Signet's knowledge, no condition exists that presents a material risk that such proceedings will be instituted. To the knowledge of Signet, there is no pending investigation or enforcement action by the PBGC, the Department of Labor (the "DOL") or IRS or any other governmental agency with respect to any Compensation and Benefit Plan. Under each Pension Plan and ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Plan, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Pension Plan or ERISA Affiliate Plan), did not exceed the then current value of the assets of such Pension Plan or ERISA Affiliate Plan and since such date there has been neither an adverse change in the financial condition of such Pension Plan or ERISA Affiliate Plan nor any amendment or other change to such Pension Plan or ERISA Affiliate Plan that would increase the amount of benefits thereunder which in either case reasonably could be expected to change such result.

                           (iv) All contributions required to be made under the
terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which Signet or any of its Subsidiaries is a party have been timely made or have been reflected on Signet's financial statements to the extent required by generally accepted accounting principles. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Pension Plan or ERISA Affiliate Plan have been made on or before their due dates. None of Signet, any of its Subsidiaries or any ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA.

                           (v) Neither Signet nor any of its Subsidiaries has
any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code, and each such Compensation and Benefit Plan may be amended or terminated without incurring liability thereunder. There has been no communication to Employees by Signet or any of its Subsidiaries that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

                           (vi) Signet and its Subsidiaries do not maintain any
Compensation and Benefit Plans covering foreign Employees.

                           (vii) With respect to each Compensation and
Benefit Plan, if applicable, Signet has provided or made available to First Union, true and complete copies of its existing (A) Compensation and Benefit Plan documents and amendments thereto and (B) trust instruments and insurance contracts.

                           (viii) The consummation of the transactions
contemplated by this Plan would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

                           (ix) Neither Signet nor any of its Subsidiaries
maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

                           (x) As a result, directly or indirectly, of the
transactions contemplated by this Plan (including, without limitation, as a result of any termination of employment prior to or following the Effective
Time), none of First Union, Signet or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

                  (N) Labor Matters. Neither Signet nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Signet or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Signet or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to Signet's knowledge, threatened, nor is Signet aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

                  (O) Takeover Laws; Dissenters Rights. Signet has taken all action required to be taken by it in order to exempt this Plan, the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Plan, the Stock Option Agreement and the transactions contemplated hereby and thereby (the "Covered Transactions") are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover laws and regulations of any state (collectively, "Takeover Laws"), including, without limitation, the Commonwealth of Virginia, and including, without limitation, Sections 13.1-725 through 13.1-728 of the VSCA (because a majority of Signet's disinterested directors approved such transactions for such purposes prior to any "determination date" with respect to First Union) and Sections 13.1-728.1 through 13.1-728.9 of the VSCA. The provisions of Article VIII of the Signet Certificate do not apply to the Covered Transactions as they have been approved by a majority of the Disinterested Directors (as defined in Article VIII). Holders of Signet Common Stock do not have dissenters' or appraisal rights in connection with the execution of this Plan or the consummation of any of the transactions contemplated hereby.

                  (P) Environmental Matters. Neither the conduct nor operation of Signet or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated Environmental Laws and no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. Neither Signet nor any of its Subsidiaries has received any notice from any person or entity that Signet or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

                  (Q) Tax Matters.

                           (i)(A) All Tax Returns that are required to be filed
(taking into account any extensions of time within which to file) by or with respect to Signet and its Subsidiaries have been duly filed and the information therein reported is substantially correct, (B) all Taxes shown to be due on the Tax Returns referred to in clause (A) have been paid in full, (C) the federal income Tax Returns referred to in clause (A) have been examined by the Internal Revenue Service or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (D) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (E) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (A) are currently pending, and (F) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of Signet or its Subsidiaries. Signet has made available to First Union true and correct copies of the United States federal income Tax Returns filed by Signet and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 1996. Neither Signet nor any of its Subsidiaries has any liability with respect to Taxes that accrued on or before the end of the most recent period covered by Signet's SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in Signet's SEC Documents filed on or prior to the date hereof. As of the date hereof, neither Signet nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Corporate Merger from qualifying as a reorganization within the meaning of
Section 368 of the Code.

                           (ii) No Tax is required to be withheld pursuant to
Section 1445 of the Code as a result of the transfer contemplated by this Plan.

                  (R) Risk Management Instruments. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Signet's own account, or for the account of one or more of Signet's Subsidiaries or their customers (all of which are listed on Signet's Disclosure Schedule), were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Signet or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. Neither Signet nor its Subsidiaries, nor to Signet's knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

                  (S) Books and Records. The books and records of Signet and its Subsidiaries have been fully, properly and accurately maintained, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the financial position of Signet and its

Subsidiaries.

                  (T) Insurance. Signet's Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by Signet or its Subsidiaries ("Insurance Policies"). Signet and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Signet reasonably has determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect; Signet and its Subsidiaries are not in default thereunder; and all claims thereunder have been filed in due and timely fashion.

                  (U) Accounting Treatment. As of the date hereof, Signet is aware of no reason why the Corporate Merger will fail to qualify for "pooling of interests" accounting treatment.

                  (V) Rights Agreement. Signet has duly adopted an amendment to the Signet Rights Agreement in the form of Exhibit B, as a result of which neither First Union nor any affiliate or associate will become an "Acquiring Person" and no "Distribution Date" (as such terms are defined in the Signet Rights Agreement) will occur, and the rights issued under the Rights Agreement will not become separable, distributable, unredeemable or exercisable as a result of the approval, execution or delivery of this Plan or the Stock Option Agreement or the consummation of the transactions contemplated hereby or thereby and the Signet Rights will expire upon the Effective Time.

                  (W) Asset Classification. Signet has Previously Disclosed a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit or other assets of it and its Subsidiaries that have been classified by it as of June 30, 1997 (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been classified as of June 30, 1997 by any Regulatory Authority as "Other Loans Specially Mentioned", "Substandard", "Doubtful", "Loss", or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by it or a Subsidiary prior to June 30, 1997.

                  (X) Disclosure. The representations and warranties contained in this Section 5.03 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

         5.04. Representations and Warranties of First Union. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, First Union hereby represents and warrants to Signet as follows:

                  (A) Organization, Standing and Authority. First Union is duly organized, validly existing and in good standing under the laws of the State of North Carolina. First Union is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. First Union has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

                  (B) First Union Stock.

                           (i) As of the date hereof, the authorized capital
stock of First Union consists solely of 750,000,000 shares of First Union Common Stock, of which no more than 285,000,000 shares are outstanding as of the date hereof (without giving effect to the two-for-one First Union Common Stock split payable on July 31, 1997 to holders of record of First Union Common Stock on July 1, 1997), 40,000,000 shares of First Union Class A Preferred Stock, of which no shares were outstanding as of the date hereof, and 10,000,000 shares of First Union Preferred Stock, of which no shares were outstanding as of the date hereof.

                           (ii) The shares of First Union Common Stock to be
issued in exchange for shares of Signet Common Stock in the Corporate Merger, when issued in accordance with the terms of this Plan, will be duly authorized, validly issued, fully paid and nonassessable.

                  (C) Subsidiaries. Each of First Union's Significant Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Significant Subsidiaries.

                  (D) Corporate Power. First Union and each of its Significant Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and each of First Union and FUNB has the corporate power and authority to execute, deliver and perform its obligations under this Plan and to consummate the transactions contemplated hereby.

                  (E) Corporate Authority. This Plan and the transactions contemplated hereby have been authorized by all necessary corporate action of each of First Union and FUNB. This Plan is a valid and legally binding agreement of each of First Union and FUNB enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

                  (F) Regulatory Approvals; No Defaults.

                           (i) No consents or approvals of, or filings or
registrations with, any court, administrative agency or commission or other governmental authority or instrumentality or with any third party are required to be made or obtained by First Union or any of its Subsidiaries in connection with the execution, delivery or performance by First Union of this Plan or to consummate the Mergers except for (A) the filing of applications and notices, as applicable, with federal and state banking authorities, receipt of approval thereof and expiration of related waiting periods; (B) approval of the listing on the NYSE of First Union Common Stock to be issued in the Corporate Merger;
(C) the filing and declaration of effectiveness of the Registration Statement;
(D) the filing of articles of merger with the Corporation Commission pursuant to the VSCA and the North Carolina Secretary pursuant to the NCBCA and the issuance of related certificates of merger; (E) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of First Union Stock in the Corporate Merger; and (F) receipt of the approvals set forth in Section 7.01(b). As of the date hereof, First Union is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in
Section 7.01(b).

                           (ii) Subject to receipt of the regulatory approvals
referred to in the preceding paragraph and expiration of the related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Plan and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of First Union or of any of its Subsidiaries or to which First Union or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or by-laws (or similar governing documents) of First Union or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

                  (G) Financial Reports and SEC Documents; Material Adverse Effect.

                           (i) First Union's SEC Documents, as of the date
filed, (A) complied or will comply as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of First Union and its Subsidiaries as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of First Union and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

                           (ii) Since December 31, 1996, no event has occurred
or fact or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section
5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to it.

                  (H) Litigation; Regulatory Action.

                           (i) Other than as set forth in its SEC Documents
filed on or before the date hereof, no litigation, claim or other proceeding before any Governmental Authority is pending against First Union or any of its Subsidiaries and, to the best of First Union's knowledge, no such litigation, claim or other proceeding has been threatened.

                           (ii) Neither First Union nor any of its Subsidiaries
or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from a Regulatory Authority, nor has First Union or any of its Subsidiaries been advised by a Regulatory Authority that such agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

                  (I) Compliance with Laws. First Union and each of its
Subsidiaries:

                           (i) in the conduct of its business, is in compliance
with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices; and

                           (ii) has all permits, licenses, authorizations,
orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened.

                  (J) No Brokers. No action has been taken by First Union that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Plan, excluding a fee to be paid to Credit Suisse First Boston Corporation.

                  (K) Tax Matters. (A) All Tax Returns that are required to be filed (taking into account any extensions of time within which to file) by or with respect to First Union and its Subsidiaries have been duly filed and the information therein reported is substantially correct, (B) all Taxes shown to be due on the Tax Returns referred to in clause (A) have been paid in full, (C) the federal income Tax Returns referred to in clause (A) have been examined by the Internal Revenue Service or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (D) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (E) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (A) are currently pending, and (F) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of First Union or its Subsidiaries. Neither First Union nor any of its Subsidiaries has any liability with respect to

Taxes that accrued on or before the end of the most recent period covered by First Union's SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in First Union's SEC Documents filed on or prior to the date hereof. As of the date hereof, neither First Union nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Corporate Merger from qualifying as a reorganization within the meaning of
Section 368 of the Code.

                  (L) Accounting Treatment. As of the date hereof, First Union is aware of no reason why the Corporate Merger will fail to qualify for "pooling of interests" accounting treatment.

                  (M) Disclosure. The representations and warranties contained in this Section 5.04 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.

                                   ARTICLE VI

                                    COVENANTS

         6.01. Reasonable Best Efforts. Subject to the terms and conditions of this Plan, each of Signet and First Union agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Mergers as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

         6.02. Stockholder Approval. Signet agrees to take, in accordance with applicable law, NYSE rules and its articles of incorporation and by-laws, all action necessary to convene an appropriate meeting of its stockholders to consider and vote upon the approval and adoption of this Plan and any other matters required to be approved by Signet's stockholders for consummation of the Mergers (including any adjournment or postponement, the "Signet Meeting"), as promptly as practicable after the Registration Statement is declared effective. The Signet Board shall recommend such approval, and Signet shall take all reasonable, lawful action to solicit such approval by its stockholders.

         6.03. Registration Statement.

                  (A) First Union agrees to prepare a registration statement on Form S-4 or other applicable form (the "Registration

Statement") to be filed by First Union with the SEC in connection with the issuance of First Union Common Stock in the Corporate Merger (including the proxy statement and prospectus and other proxy solicitation materials of First Union and Signet constituting a part thereof (the "Proxy Statement") and all related documents). Signet agrees to cooperate, and to cause its Subsidiaries to cooperate, with First Union, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statement; and provided that Signet and its Subsidiaries have cooperated as required above, First Union agrees to file the Proxy Statement in preliminary form with the SEC as promptly as reasonably practicable, and to file the Registration Statement with the SEC as soon as reasonably practicable after any SEC comments with respect to the preliminary Proxy Statement are resolved. Each of Signet and First Union agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. First Union also agrees to use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Plan. Signet agrees to furnish to First Union all information concerning Signet, its Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

                  (B) Each of Signet and First Union agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
(ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Signet Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of Signet and First Union further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading,to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

                  (C) First Union agrees to advise Signet, promptly after First Union receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of First Union Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

         6.04. Press Releases. Each of Signet and First Union agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or NYSE rules.

         6.05. Access; Information.

                  (A) Each of Signet and First Union agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request.

                  (B) Each agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section
6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Plan) for any purpose unrelated to the consummation of the transactions contemplated by this Plan. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Plan) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Plan is terminated or the transactions contemplated by this Plan shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same.

                  (C) No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Plan, or the conditions to either party's obligation to consummate the transactions contemplated by this Plan.

         6.06. Acquisition Proposals. Signet agrees that it shall not, and shall cause its Subsidiaries and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any Acquisition Proposal. It shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Plan with any parties other than First Union with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. Signet shall promptly (within 24 hours) advise First Union following the receipt by Signet of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and advise First Union of any developments with respect to such Acquisition Proposal immediately upon the occurrence thereof.

         6.07. Affiliate Agreements.

                  (A) Not later than the 15th day prior to the mailing of the Proxy Statement, (i) Signet shall deliver to First Union a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the Signet Meeting, deemed to be an "affiliate" of Signet (each, a "Signet Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135.

                  (B) Each of Signet and First Union shall use its reasonable best efforts to cause each person who may be deemed to be a Signet Affiliate or an "affiliate" of First Union (as that term is used in the preceding section), as the case may be, to execute and deliver to First Union and Signet, respectively, on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit C or Exhibit D, respectively. Such Signet Affiliates will not receive New

Certificates until such agreement is delivered to First Union.

         6.08. Takeover Laws. No party hereto shall take any action that would cause the transactions contemplated by this Plan or the Stock Option Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Plan from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

         6.09. Certain Modifications; Restructuring Charges.

                  (A) Signet and First Union shall consult with respect to their loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and Signet shall make such modifications or changes to its policies and practices, if any, and at such date prior to the Effective Time, as may be mutually agreed upon. Signet and First Union shall also consult with respect to the character, amount and timing of restructuring charges to be taken by each of them in connection with the transactions contemplated hereby and shall take such charges in accordance with generally accepted accounting principles, as may be mutually agreed upon. No party's representations, warranties and covenants contained in this Plan shall be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes to such policies and practices which may be undertaken on account of this Section 6.09.

                  (B) Each of Signet and First Union agrees to cooperate with the other in effecting, prior to the Effective Time, repurchases of shares of First Union Common Stock and/or Signet Common Stock; provided, however, that no such redemption or repurchase shall be effected by either party (1) if KPMG Peat Marwick LLP or Ernst & Young, LLP concludes that, as a result thereof, such firm may be unable to deliver the respective letters referred to in Sections 7.02(e) and 7.03(e), (2) if Sullivan & Cromwell, counsel to First Union, or Wachtell, Lipton, Rosen & Katz, special tax counsel to Signet, concludes that, as a result thereof, such firms may be unable to deliver the respective opinions referred to in Sections 7.02(c) and 7.03(c), or (3) except in accordance with the Exchange Act and other applicable law.

                  (C) In the case of Signet, it agrees to use its reasonable best efforts to amend its DRP and any Compensation and Benefit Plan qualified under Section 401(k) of the Code which offers Signet Common Stock as an investment option, as soon as reasonably practicable after the execution of this Plan, so that no original issue shares of Signet Common Stock will be issued under the DRP or such Compensation and Benefit Plan thereafter.

         6.10. NYSE Listing. First Union agrees to use its reasonable best efforts to list, prior to the Effective Date, on the NYSE, subject to official notice of issuance, the shares of First Union Common Stock to be issued to the holders of Signet Common Stock in the Corporate Merger.

         6.11. Regulatory Applications.

                  (A) First Union and Signet and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Plan. Each of First Union and Signet shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Plan. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Plan and each party will keep the other party appraised of the status of material matters relating to completion of the transactions contemplated hereby.

                  (B) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

         6.12. Indemnification.

                  (A) Following the Effective Date and for a period of six years thereafter, First Union shall indemnify, defend and hold harmless the present directors and officers of Signet and its Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Plan) to the fullest extent that Signet is permitted to indemnify (and advance expenses to) its directors and officers under the laws of the Commonwealth of Virginia, the Signet Certificate and the Signet By-Laws as in effect on the date hereof; provided that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under Virginia law, the Signet Certificate and the Signet By-Laws shall be made by independent counsel (which shall not be counsel that provides material services to First Union) selected by First Union and reasonably acceptable to such officer or director; and provided, further, that in the absence of applicable Virginia judicial precedent to the contrary, such counsel, in making such determination, shall presume such officer's or director's conduct complied with such standard and First Union shall have the burden to demonstrate that such officer's or director's conduct failed to comply with such standard.

                  (B) For a period of five years from the Effective Time, First Union shall use its reasonable best efforts to provide that portion of director's and officer's liability insurance that serves to reimburse the present and former officers and directors of Signet or any of its Subsidiaries (determined as of the Effective Time) (as opposed to Signet) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by Signet; provided, however, that in no event shall First Union be required to expend more than 200 percent of the current amount expended by Signet (the "Insurance Amount") to maintain or procure such directors and officers insurance coverage for a comparable five-year period; provided, further, that if First Union is unable to maintain or obtain the insurance called for by this Section 6.12(b), First Union shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and directors of Signet or any Subsidiary may be required to make application and provide customary representations and warranties to First Union's insurance carrier for the purpose of obtaining such insurance.

                  (C) Any Indemnified Party wishing to claim indemnification under Section 6.12(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify First Union thereof; provided that the failure so to notify shall not affect the obligations of First Union under
Section 6.12(a) unless and to the extent that First Union is actually prejudiced as a result of such failure.

                  (D) If First Union or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of First Union shall assume the obligations set forth in this Section 6.12.

         6.13.             Benefit Plans.

                  (A) As soon as administratively practicable after the Effective Time, employees of Signet and its Subsidiaries shall be entitled to participate in the pension, benefit, welfare, incentive compensation, vacation, sick pay, fringe benefit, and similar plans of First Union (other than the severance policy of First Union during such period that the Signet Severance Pay Plan (as rewritten to conform eligibility criteria as written for the Advance project in the Severence Pay Plan amendment dated January 28, 1997, to define the new eligibility event as the merger between First Union and Signet with such benefits being in place for any employee terminated on or before 12 months from the Effective Date)) on substantially the same terms and conditions as employees of First Union and its Subsidiaries and until such time as administratively practicable the plans of Signet shall remain in effect without any adverse amendments except as required by law. No employee of Signet who elects to be covered under a First Union medical insurance plan shall be excluded from coverage under such plan (for such employee or any other coverage person) on the basis of a pre-existing condition that was not also excluded under Signet's medical insurance plans. For the purpose of determining eligibility to participate in such plans, the vesting of benefits under such plans (but not for the accrual of benefits under such defined benefit plans), First Union shall give effect to years of service with Signet or its Subsidiaries, as the case may be, as if such service had been with First Union or its Subsidiaries. Retirees on or before to October 1, 1998, shall have their retiree welfare benefits grandfathered at a substantially similar level as those in effect at Signet on the date hereof.


                  (B) First Union shall honor and continue in accordance with their terms all Compensation and Benefit Plans, including, without limitation, employment, severance, split-dollar insurance and other compensation contracts Previously Disclosed, the employment agreements entered into by First Union with Messrs. McDonald, Millner and Layfield and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time of the Merger under any of the Compensation and Benefit Plans. First Union agrees that all Signet Stock Options shall vest in accordance with their terms

                  (C) In the event the Effective Time shall occur prior to December 31, 1997, First Union or Signet shall take all necessary action to provide full payouts under Signet's annual short-term incentive plans for the full 1997 plan year and under Signet's Executive Long-Term Incentive Plan for the full performance cycle ending December 31, 1997, in amounts equal to the greater of target payout or performance-based payout under such plans for the relevant period. The provisions of this Section 6.13 relating to existing employment contracts are intended to be for the benefit of, and shall be enforceable by the employees who executed such employment contracts.

         6.14. Accountants' Letters. Each of Signet and First Union shall use its reasonable best efforts to cause to be delivered to the other party, and to First Union's directors and officers who sign the Registration Statement, a letter of KPMG
Peat Marwick LLP and Ernst & Young, LLP, respectively, independent auditors, dated (i) the date on which the Registration Statement shall become effective and (ii) a date shortly prior to the Effective Date, and addressed to such other party, and such directors and officers, in form and substance customary for "comfort" letters delivered by independent accountants in accordance with Statement of Accounting Standards
No. 72.

         6.15. Notification of Certain Matters. Each of Signet and First Union shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material
Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

         6.16. Directors. First Union agrees to cause two members of the Signet Board on the date hereof (selected by First Union after consultation with Signet), who are still members of the Signet Board immediately prior to the Effective Time and willing and eligible to serve, to be elected or appointed as directors of First Union as promptly as practicable after the Effective Time.

         6.17. Dividend Coordination. The Board of Directors of Signet shall cause its regular quarterly dividend record dates and payment dates for Signet Common Stock to be the same as First Union's regular quarterly dividend record dates and payment dates for First Union Common Stock (e.g., Signet shall move its next dividend record and payment dates from September and October to August and September, respectively), and Signet shall not thereafter change its regular dividend payment dates and record dates.

                                   ARTICLE VII

                   CONDITIONS TO CONSUMMATION OF THE MERGERS

        7.01. Conditions to Each Party's Obligation to Effect the Mergers. The respective obligation of each of First Union and Signet to consummate the Mergers is subject to the fulfillment or written waiver by First Union and Signet prior to the Effective Time of each of the following conditions:

                  (A) Stockholder Approvals. This Plan and the Corporate Merger shall have been duly adopted by the requisite vote of the stockholders of Signet.

                  (B) Regulatory Approvals. All regulatory approvals required to consummate the transactions contemplated hereby, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which the First Union Board reasonably determines would (i) following the Effective Time, have a Material Adverse Effect on the Surviving Corporation and its Subsidiaries taken as a whole or
(ii) reduce the benefits of the transactions contemplated hereby to such a degree that First Union would not have entered into this Plan had such conditions, restrictions or requirements been known at the date hereof.

                  (C) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Plan.

                  (D) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                  (E) Blue Sky Approvals. All permits and other authorizations under state securities laws necessary to consummate the transactions contemplated hereby and to issue the shares of First Union Common Stock to be issued in the Corporate Merger shall have been received and be in full force and effect.

                  (F) Listing. The shares of First Union Common Stock to be issued in the Corporate Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

         7.02. Conditions to Obligation of Signet and the Bank. The obligation of Signet and the Bank to consummate the Mergers is also subject to the fulfillment or written waiver by Signet prior to the Effective Time of each of the following conditions:

                  (A) Representations and Warranties. The representations and warranties of First Union set forth in this Plan shall be true and correct as of the date of this Plan and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Plan or some other date shall be true and correct as of such date), and Signet shall have received a certificate, dated the Effective Date, signed on behalf of First Union by the Chief Financial Officer of First Union to such effect.

                  (B) Performance of Obligations of First Union. First Union shall have performed in all material respects all obligations required to be performed by it under this Plan at or prior to the Effective Time, and Signet shall have received a certificate, dated the Effective Date, signed on behalf of First Union by the Chief Financial Officer of First Union to such effect.

                  (C) Opinion of Signet's Counsel. Signet shall have received an opinion of Wachtell, Lipton, Rosen & Katz, special counsel to Signet, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Corporate Merger constitutes a "reorganization" within the meaning of Section 368 of the Code and (ii) no gain or loss will be recognized by stockholders of Signet who receive shares of First Union Common Stock in exchange for shares of Signet Common Stock, except with respect to cash received in lieu of fractional share interests. In rendering its opinion, Wachtell, Lipton, Rosen & Katz, may require and rely upon representations contained in letters from Signet, First Union and stockholders of Signet.

                  (D) Accountants' Letters. Signet shall have received the letters referred to in Section 6.14 from KPMG Peat Marwick
LLP, First Union's independent auditors.

                  (E) Accounting Treatment. Signet shall have received from Ernst & Young, LLP, Signet's independent auditors, letters, dated the date of or shortly prior to each of the mailing date of the Proxy Statement and the Effective Date, stating its opinion that the Corporate Merger, including the transactions contemplated by this Plan and other agreements between the parties to this Plan related thereto, shall qualify for pooling-of-interests accounting treatment.

         7.03. Conditions to Obligation of First Union and FUNB. The obligation of First Union and FUNB to consummate the Mergers is also subject to the fulfillment or written waiver by First Union prior to the Effective Time of each of the following conditions:

                  (A) Representations and Warranties. The representations and warranties of Signet set forth in this Plan shall be true and correct as of the date of this Plan and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Plan or some other date shall be true and correct as of such date) and First Union shall have received a certificate, dated the Effective Date, signed on behalf of Signet by the Chief Executive Officer and the Chief Financial Officer of Signet to such effect.

                  (B) Performance of Obligations of Signet. Signet shall have performed in all material respects all obligations required to be performed by it under this Plan at or prior to the Effective Time, and First Union shall have received a certificate, dated the Effective Date, signed on behalf of Signet by the Chief Executive Officer and the Chief Financial Officer of Signet to such effect.

                  (C) Opinion of First Union's Counsel. First Union shall have received an opinion of Sullivan & Cromwell, counsel to First Union, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Corporate Merger constitutes a reorganization under Section 368 of the Code. In rendering its opinion, Sullivan & Cromwell may require and rely upon representations contained in letters from Signet, First Union and stockholders of Signet.





                  (D) Accountants' Letters. First Union and its directors and officers who sign the Registration Statement shall have received the letters referred to in Section 6.14 from Ernst
& Young, LLP, Signet's independent auditors.

                  (E) Accounting Treatment. First Union shall have received from KPMG Peat Marwick LLP, First Union's independent auditors, letters, dated the date of or shortly prior to each of the mailing date of the Proxy Statement and the Effective Date, stating its opinion that the Corporate Merger, including transactions contemplated by this Plan and other agreements between the parties to this Plan related thereto, shall qualify for pooling-of-interests accounting treatment.

                  (F) Signet Rights. No person shall have become an "Acquiring Person" and no "Distribution Date" (as such terms are defined in the Signet Rights Agreement) shall have occurred, and the Signet Rights shall not have become separable, distributable, redeemable or exercisable.

                                     ARTICLE VIII

                                      TERMINATION

         8.01. Termination. This Plan may be terminated, and the Corporate Merger may be abandoned:

                  (A) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of First Union and Signet, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

                  (B) Breach. At any time prior to the Effective Time, by First Union or Signet, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (i) or (ii)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect.

                  (C) Delay. At any time prior to the Effective Time, by First Union or Signet, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Corporate Merger is not consummated by July 31, 1998, except to the extent that the failure of the Corporate Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this
Section 8.01(c).

                  (D) No Approval. By Signet or First Union, if its

Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority required for consummation of the Corporate Merger and the other transactions contemplated by this Plan shall have been denied by final nonappealable action of such Governmental Authority or (ii) any stockholder approval required by
Section 7.01(a) herein is not obtained at the Signet Meeting.

                  (E) Failure to Recommend, Etc. At any time prior to the Signet Meeting, by First Union if the Signet Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of First Union.

                  (F) Failure to Execute and Deliver Stock Option Agreement. At any time prior to July 21, 1997, by First Union if Signet shall not have executed and delivered the Stock Option Agreement to First Union.

         8.02. Effect of Termination and Abandonment. In the event of termination of this Plan and the abandonment of the Corporate Merger pursuant to this Article VIII, no party to this Plan shall have any liability or further obligation to any other party hereunder except (i) as set forth in
Section 9.01 and (ii) that termination will not relieve a breaching party from liability for any willful breach of this Plan giving rise to such termination.



                                   ARTICLE IX

                                  MISCELLANEOUS

         9.01. Survival. No representations, warranties, agreements and covenants contained in this Plan shall survive the Effective Time (other than Section 6.12 and this Article IX which shall survive the Effective Time) or the termination of this Plan if this Plan is terminated prior to the Effective Time (other than Sections 6.03(b), 6.05, 8.02, and this Article IX which shall survive such termination).

         9.02. Waiver; Amendment. Prior to the Effective Time, any provision of this Plan may be (i) waived by the party benefitted by the provision, or (ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Plan, except that after the Signet Meeting, this Plan may not be amended if it would violate the VSCA or reduce the consideration to be received by Signet stockholders in the Corporate Merger.

         9.03. Counterparts. This Plan may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

         9.04. Governing Law. This Plan shall be governed by, and interpreted in accordance with, the laws of the State of North Carolina applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Federal law or of the NCBCA or VSCA are applicable).

         9.05. Expenses. Each party hereto will bear all expenses incurred by it in connection with this Plan and the transactions contemplated hereby, except that printing expenses and SEC fees shall be shared equally between Signet and First
Union.

         9.06. Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to Signet, to:

         Signet Banking Corporation
         7 North Eighth Street
         Richmond, Virginia  23219
         Attention: Malcolm S. McDonald
                      Chairman and Chief Executive Officer
         Facsimile:  (804) 747-2000

With a copy to:

         Signet Banking Corporation
         7 North Eighth Street
         Richmond, Virginia 23219
             Attention: Sara R. Wilson, Esq.
                                    General Counsel
         Facsimile: (804) 747-2000

With a copy to:

             Wachtell, Lipton, Rosen & Katz
             51 West 52nd Street
             New York, New York 10019
             Attention: Edward D. Herlihy, Esq.
             Facsimile: (212) 403-2000

If to First Union, to:

         First Union Corporation

         One First Union Center
         Charlotte, North Carolina  28288-0013
         Attention: Edward E. Crutchfield
                      Chairman and Chief Executive Officer
         Facsimile: (704) 374-3425

With a copy to:

         First Union Corporation
         One First Union Center
         Charlotte, North Carolina  28288-0013
         Attention: Marion A. Cowell, Jr., Esq.
                        General Counsel
         Facsimile: (704) 374-3425

         9.07. Entire Understanding; No Third Party Beneficiaries. This Plan and any Stock Option Agreement entered into represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Plan supersedes any and all other oral or written agreements heretofore made (other than any such Stock Option Agreement). Except for Section 6.12, nothing in this Plan expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Plan.

         9.08. Interpretation; Effect. When a reference is made in this Plan to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Plan unless otherwise indicated. The headings contained in this Plan are for reference purposes only and are not part of this Plan. Whenever the words "include," "includes" or "including" are used in this Plan, they shall be deemed to be followed by the words "without limitation". No provision of this Plan shall be construed to require Signet, First Union or any of their respective Subsidiaries, affiliates or directors to take any action which would violate applicable law (whether statutory or common law), rule or regulation.

         IN WITNESS WHEREOF, the parties hereto have caused this Plan to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


SIGNET BANKING CORPORATION



By:
Name:
Title:

SIGNET BANK



By:
Name:
Title:

FIRST UNION CORPORATION



By:
Name:
Title:

FIRST UNION NATIONAL BANK



By:
Name:
Title:

                                                BOARD OF DIRECTORS

                                                    SIGNET BANK


---------------------------


---------------------------


---------------------------


---------------------------


---------------------------


---------------------------


---------------------------


---------------------------


---------------------------


---------------------------

                                                BOARD OF DIRECTORS

                                             FIRST UNION NATIONAL BANK



---------------------------



---------------------------



---------------------------



---------------------------



---------------------------

                                    EXHIBIT A

                               STOCK OPTION AGREEMENT

         STOCK OPTION AGREEMENT, dated as of July 19, 1997, between First Union Corporation, a North Carolina corporation ("Grantee"), and Signet Banking Corporation, a Virginia corporation ("Issuer").

                                         RECITALS

         A. Grantee and Issuer have entered into an Agreement and Plan of Mergers (the "Merger Agreement").

         B. As an inducement to the willingness of Grantee to continue to pursue the transactions contemplated by the Merger
Agreement, Issuer has agreed to grant Grantee the Option (as hereinafter defined).

         C. The Board of Directors of Issuer has approved the grant of the Option and the Merger Agreement prior to the date hereof.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

         1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to an aggregate of 12,000,000 fully paid and nonassessable shares of the common stock, par value $5.00 per share, of Issuer ("Common Stock") at a price per share equal to the average of last reported sale prices per share of Common Stock as reported on the NYSE Composite Transactions reporting system (as reported in The Wall Street Journal or, if not reported therein, another authoritative source) on July 17 and 18, 1997; provided, however, that in the event Issuer issues or agrees to issue any shares of Common Stock (other than shares of Common Stock issued pursuant to stock options granted pursuant to any employee benefit plan prior to the date hereof and other than shares of Common Stock that Issuer is obligated to issue under any stock or benefit plan thereof in effect as of the date hereof) at a price less than such average price per share (as adjusted pursuant to Section 5(b)), such price shall be equal to such lesser price (such price, as adjusted if applicable, the "Option Price"); provided, further, that in no event shall the number of shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Common Stock. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

                  (b) In the event that any additional shares of Common

Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in Section 5(a) hereof), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, such number together with any shares of Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section l(b) or elsewhere in this Agreement shall be deemed to authorize Issuer to issue shares in breach of any provision of the Merger Agreement.

         2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within six (6) months following such Subsequent Triggering Event (or such later period as provided in Section 10). Each of the following shall be an Exercise Termination Event: (i) the Effective Time of the Corporate Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event except a termination by Grantee pursuant to Section 8.01(b) or Section 8.01(e) of the Merger Agreement or by Grantee or Issuer pursuant to Section 8.01(d)(ii) of the Merger Agreement (each, a "Listed Termination"); or (iii) the passage of eighteen (18) months (or such longer period as provided in Section 10) after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a Listed Termination. The term "Holder" shall mean the holder or holders of the Option. Notwithstanding anything to the contrary contained herein, (i) the Option may not be exercised at any time when Grantee shall be in material breach of any of its covenants or agreements contained in the Merger Agreement such that Issuer shall be entitled to terminate the Merger Agreement pursuant to Section 8.01(b) thereof and (ii) this Agreement shall automatically terminate upon the proper termination of the Merger Agreement by Issuer pursuant to Section 8.01(b) thereof as a result of the material breach by Grantee of its covenants or agreements contained in the Merger Agreement.

                  (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring on or after the date hereof:

                           (i) Issuer or its Significant Subsidiary (as
defined in Rule 1-02 of Regulation S-X promulgated by the

Securities and Exchange Commission (the "SEC")) (the "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer (the "Issuer Board") shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction other than as contemplated by the Merger Agreement. For purposes of this Agreement, (a) "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or the Issuer Subsidiary (other than mergers, consolidations or similar transactions involving solely Issuer and/or one or more wholly-owned Subsidiaries of the Issuer, provided, any such transaction is not entered into in violation of the terms of the Merger Agreement), (y) a purchase, lease or other acquisition of all or any substantial part of the assets or deposits of Issuer or the Issuer Subsidiary, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or the Issuer Subsidiary and (b) "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the 1934 Act;

                  (ii) Any person other than the Grantee or any Grantee Subsidiary shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

                (iii) The shareholders of Issuer shall have voted and failed to approve the Merger Agreement and the Corporate Merger at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Merger Agreement or shall have been cancelled prior to termination of the Merger Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been cancelled, prior to such termination), it shall have been publicly announced that any person (other than Grantee or any of its Subsidiaries) shall have made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction;

                  (iv) The Issuer Board shall have withdrawn or modified (or publicly announced its intention to withdraw or modify) in any manner adverse in any respect to Grantee its recommendation that the shareholders of Issuer approve the transactions contemplated by the Merger Agreement, or Issuer or the Issuer Subsidiary shall have authorized, recommended, proposed (or publicly announced its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary;

                (v) Any person other than Grantee or any Grantee
Subsidiary shall have made a proposal to Issuer or its shareholders to engage in an Acquisition Transaction and such proposal shall have been publicly announced;

                (vi) Any person other than Grantee or any Grantee
Subsidiary shall have filed with the SEC a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the SEC with respect to a potential vote by its shareholders to approve the issuance of shares to be offered in such an exchange offer);

                 (vii) Issuer shall have willfully breached any covenant or obligation contained in the Merger Agreement in anticipation of engaging in an Acquisition Transaction, and following such breach Grantee would be entitled to terminate the Merger Agreement (whether immediately or after the giving of notice or passage of time or both); or

                           (viii) Any person other than Grantee or any
Grantee Subsidiary shall have filed an application or notice with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or other federal or state bank regulatory or antitrust authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

                  (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

                  (i) The acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 20% or more of the then outstanding Common Stock; or

                  (ii) The occurrence of the Initial Triggering
Event described in clause (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (z) of the second sentence thereof shall be 20%.

                  (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.


                  (e) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided, that if prior notification to or approval of the Federal Reserve Board or any other regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

                  (f) At the closing referred to in subsection (e) of this
Section 2, the Holder shall (i) pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer and (ii) present and surrender this Agreement to Issuer at its principal executive offices, provided that the failure or refusal of the Issuer to designate such a bank account or accept surrender of this Agreement shall not preclude the Holder from exercising the Option.

                  (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

                  (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

                  "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement, dated as of July 19, 1997, between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the opinion of Counsel to the Holder; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

                  (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this
Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

         3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including (x) complying with all applicable premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state or other federal banking law, prior approval of or notice to the Federal Reserve Board or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state or other federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto;
and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

         4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5.

                  (a) In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common

Stock that remain subject to the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it equals 19.9% of the number of shares of Common Stock then issued and outstanding.

                  (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

         6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within twelve (12) months (or such later period as provided in Section
10) of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a registration statement under the 1933 Act covering any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement promptly to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering by Issuer of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the offer and sale of the Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required A-8

reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur and the Holder shall thereafter be entitled to one additional registration and the twelve (12) month period referred to in the first sentence of this section shall be increased to twenty-four (24) months. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

         7. (a) At any time after the occurrence of a Repurchase Event (as defined below) (i) at the request of the Holder, delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. Anything to the contrary notwithstanding, the Option Share Repurchase Price shall not be less than $60.0 million. The term "market/offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or any substantial part of Issuer's assets or deposits, the sum of the net price paid in such sale for such assets or deposits and the current market value of the remaining net assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to Issuer.

                  (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this
Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

                  (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option and/or the Option Shares whether in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and/or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Holder shall nonetheless have the right to exercise the Option until the expiration of such 30-day period.

                  (d) For purposes of this Section 7, a "Repurchase Event" shall be deemed to have occurred upon the occurrence of any of the following events or transactions after the date hereof:

                  (i) the acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 50% or more of the then outstanding Common Stock; or

                           (ii) the consummation of any Acquisition
Transaction described in Section 2(b)(i) hereof, except that the percentage referred to in clause (z) shall be 50%.

         8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or a Grantee

Subsidiary, or engage in a plan of exchange with any person, other than Grantee or a Grantee Subsidiary and Issuer shall not be the continuing or surviving corporation of such consolidation or merger or the acquirer in such plan of exchange, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer or be acquired by Issuer in a plan of exchange and Issuer shall be the continuing or surviving or acquiring corporation, but, in connection with such merger or plan of exchange, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger or plan of exchange represent less than 50% of the outstanding shares and share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or a substantial part of its or the Issuer Subsidiary's assets or deposits to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

                  (b)   The following terms have the meanings indicated:

                 (i) "Acquiring Corporation" shall mean (i) the continuing or surviving person of a consolidation or merger with Issuer (if other than Issuer), (ii) the acquiring person in a plan of exchange in which Issuer is acquired, (iii) the Issuer in a merger or plan of exchange in which Issuer is the continuing or surviving or acquiring person, and (iv) the transferee of all or a substantial part of Issuer's assets or deposits (or the assets or deposits of the Issuer Subsidiary).

                  (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

                  (iii) "Assigned Value" shall mean the market/offer price, as defined in Section 7.

                  (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

                  (c) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this

Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

                  (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of
Section 8(a), divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a) and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

                  (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder.

                  (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

         9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term
"Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

                  (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective rights to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option
Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 9. As promptly as practicable and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute
Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

                  (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price and/or the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five (5) business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its reasonable best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder and/or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute
Share Owner, as appropriate, that portion of the Substitute Option
Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, and/or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by the Substitute Option Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Substitute Option Holder shall nevertheless have the right to exercise the Substitute Option until the expiration of such 30-day period.

         10. The 30-day, 6-month, 12-month, 18-month or 24-month periods for exercise of certain rights under Sections 2, 6, 7, 9, 12 and 14 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder, Owner, Substitute Option Holder or Substitute Share Owner, as the case may be, is using commercially reasonable efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; (ii) during the pendency of any temporary restraining order, injunction or other legal bar to exercise of such rights; and
(iii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

         11. Issuer hereby represents and warrants to Grantee as follows:

                  (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Issuer Board prior to the date hereof and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

                  (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

         12. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event an Initial Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder; provided, however, that until the date 15 days following the date on which the Federal Reserve Board has approved an application by Grantee to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf or (iv) any other manner approved by the Federal Reserve Board.

         13. Each of Grantee and Issuer will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, applying to the Federal Reserve Board under the BHCA for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

         14. (a) Grantee may, at any time following a Repurchase Event and prior to the occurrence of an Exercise Termination Event (or such later period as provided in Section 10), relinquish the Option (together with any Option Shares issued to and then owned by Grantee) to Issuer in exchange for a cash fee equal to the Surrender Price (as hereinafter defined); provided, however, that Grantee may not exercise its rights pursuant to this Section 14 if Issuer has repurchased the Option (or any portion thereof) or any Option Shares pursuant to Section 7. The "Surrender Price" shall be equal to $60.0 million (i) plus, if applicable, Grantee's purchase price with respect to any Option Shares and (ii) minus, if applicable, the excess of (B) the net cash amounts, if any, received by Grantee pursuant to the arms' length sale of Option Shares (or any other securities into which such Option Shares were converted or exchanged) to any unaffiliated party, over (B) Grantee's purchase price of such Option Shares.

                  (b) Grantee may exercise its right to relinquish the Option and any Option Shares pursuant to this Section 14 by surrendering to Issuer, at its principal office, a copy of this Agreement together with certificates for Option Shares, if any, accompanied by a written notice stating (i) that Grantee elects to relinquish the Option and Option Shares, if any, in accordance with the provisions of this Section 14 and (ii) the Surrender Price. The Surrender Price shall be payable in immediately available funds on or before the second business day following receipt of such notice by Issuer.

                  (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying the Surrender Price to Grantee in full, Issuer shall immediately so notify Grantee and thereafter deliver or cause to be delivered, from time to time, to Grantee, the portion of the Surrender Price that it is no longer prohibited from paying, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of surrender pursuant to paragraph (b) of this Section 14 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying to Grantee the Surrender Price in full, (i) Issuer shall
(A) use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to make such payments, (B) within five days of the submission or receipt of any documents relating to any such regulatory and legal approvals, provide Grantee with copies of the same, and (c) keep Grantee advised of both the status of any such request for regulatory and legal approvals, as well as any discussions with any relevant regulatory or other third party reasonably related to the same and (ii) Grantee may revoke such notice of surrender by delivery of a notice of revocation to Issuer and, upon delivery of such notice of revocation, the Exercise Termination Date shall be extended to a date six months from the date on which the Exercise Termination Date would have occurred if not for the provisions of this Section 14(c) (during which period Grantee may exercise any of its rights hereunder, including any and all rights pursuant to this Section 14).

         15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief. In connection therewith both parties waive the posting of any bond or similar requirement.

         16. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section l(a) hereof (as adjusted pursuant to Section l(b) or Section 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

         17. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

         18. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the conflict of law principles thereof (except to the extent that mandatory provisions of Federal law or of the VSCA are applicable).

         19. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         21. Except as otherwise expressly provided herein or in the Merger

Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assignees. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         22. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.


SIGNET BANKING CORPORATION



By:
Name:
Title:


FIRST UNION CORPORATION



By:
Name:
Title:

                                                                    Exhibit B

                          AMENDMENT TO RIGHTS AGREEMENT


                  AMENDMENT, dated as of July 18, 1997 (this "Amendment"), to the Rights Agreement, dated as of May 23, 1989 (the "Rights Agreement"), between SIGNET BANKING CORPORATION, a Virginia corporation ("Central"), and MELLON BANK, N.A., as Rights Agent (the "Rights Agent").

                                                     RECITALS

                  A. The Company and the Rights Agent have heretofore executed and entered into the Rights Agreement.

                  B. First Union Corporation, a North Carolina corporation ("Acquiror") and the Company contemplate entering into an Agreement and Plan of Mergers (the "Merger Agreement"), pursuant to which the Company will merge with and into Acquiror. The Board of Directors of the Company has approved the Merger Agreement.

                  C. In connection with the Merger Agreement, Acquiror and the Company contemplate entering into a stock option agreement (the "Stock Option Agreement") pursuant to which the Company will grant to Acquiror an option to purchase shares of the Company's common stock, par value $5.00 per share, on the terms and subject to the conditions set forth in the Stock Option Agreement. The Board of Directors of the Company has approved the Stock Option Agreement.

                  D. Pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement and amend the Rights Agreement.

                  E. The Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable in connection with the foregoing and the Company and the Rights Agent desire to evidence such amendment in writing.

                  F.   All acts and things necessary to make this

Amendment a valid agreement, enforceable according to its terms have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent.

                  NOW, THEREFORE, the parties agree as follows:

                  1. Amendment of Section 1. Section 1 of the Rights Agreement is supplemented to add the following definitions in the appropriate locations:

                  "Merger" mean the merger or consolidation of the Company and First Union (or one of his Affiliates) pursuant to the Merger Agreement.

                  "Merger Agreement" shall mean the Agreement and Plan of Mergers, dated as of the 18th day of July, 1997, by and between First Union Corporation and Signet Banking Corporation, as it may be amended from time to time."

                  "Stock Option Agreement" shall have the meaning set forth in the Merger Agreement.

                  2. Amendment of the definition of "Acquiring Person". The definition of "Acquiring Person" in Section 1 of the Rights Agreement is amended by adding the following sentence at the end thereof:

                  "Notwithstanding anything in this Agreement to the contrary, neither First Union Corporation nor any of its Affiliates or Associates shall be deemed to be an Acquiring Person by virtue of (i) the execution of the Merger Agreement or the Stock Option Agreement, (ii) the consummation of the Merger or (iii) the consummation of any other transaction contemplated in the Merger Agreement or the Stock Option Agreement."

                  3. Amendment of the definition of "Distribution Date". The definition of "Distribution Date" in Section 1 of the Rights Agreement is amended by adding the following sentence at the end thereof:

                  "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as the result of (i) the execution of the Merger Agreement or the Stock Option Agreement, (ii) the consummation of the Merger, or
         (iii) the consummation of any other transaction contemplated in the Merger Agreement or the Stock Option Agreement."

                  4. Amendment of the definition of "Shares Acquisition". The definition of "Shares Acquisition Date" in Section 1 of the Rights Agreement is amended by adding the following sentence at the end thereof:

                  "Notwithstanding anything in this Agreement to the contrary, a Shares Acquisition Date shall not be deemed to have occurred solely as the result of (i) the execution of the Merger Agreement or the Stock Option Agreement, (ii) the consummation of the Merger, or (iii) the consummation of any other transaction contemplated in the Merger Agreement or the Stock Option Agreement."

                  5. Amendment of Section 7. Section 7(a) of the Rights Agreement is amended and restated to read in its entirety as follows:

                  "(a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the earlier of (i) the tenth business date after the Shares Acquisition Date and (ii) the Offer Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-hudredth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on June 7, 1999 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in
         Section 23 hereof (the "Redemption Date"), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof, or (iv) imediately prior to the consummation of the Merger, whereupon this Agreement shall-terminate and the Rights shall expire.

                  6. Amendment of Section 11(a)(ii) Section 11(a)(ii) of the Rights Agreement is amended by adding the following sentence at the end thereof:

                  "Notwithstanding anything in this Agreement to the contrary, none of (i) the execution of the Merger Agreement and the Stock Option Agreement, (ii) the consummation of the Merger or (iii) the consummation of any other transaction contemplated in the Merger Agreement or the Stock Option Agreement shall cause the Rights to be adjusted or become exercisable in accordance with this Section 11(a)(ii)."

                  7. Amendment of Section 29. Section 29 of the Rights Agreement is amended to add the following sentence at the end thereof:

                  "Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies, claims or benefits under this Agreement by virtue of the execution of the Merger Agreement or the Stock Option Agreement or by virtue of any of the transactions contemplated by the Merger Agreement or the Stock Option Agreement."

                  8. Effectiveness. This Amendment shall be deemed effective as of the date first above written, as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

                  9. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Virginia and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date and year first above written.

Attest:                                          SIGNET BANKING CORPORATION



By: _______________________                      By:
Name:                                            Name:
Title:                                           Title:


Attest:                                          MELLON BANK, N.A.


By:  ______________________                      By:
Name:                                            Name:
Title:                                           Title:

                                                                   Exhibit C

                         FORM OF SBC AFFILIATE'S LETTER



                                                   _____________, 1997

First Union Corporation
One First Union Center
Charlotte, North Carolina 28288

Gentlemen:

         Pursuant to the terms of the Agreement and Plan of Mergers, dated as of the 18th day of July, 1997 (the "Plan"), by and among Signet Banking Corporation ("Signet"), Signet Bank, First Union Corporation ("FUNC"), and First Union National Bank, Signet plans to merge with and into FUNC (the "Merger"). As a result of the Merger, the undersigned may receive shares of FUNC common stock, par value $3.33 1/3 per share ("FUNC Stock"), in exchange for shares of Signet common stock, par value $5.00 per share ("Signet Stock").

         The undersigned hereby represents, warrants and covenants with and to FUNC that in the event the undersigned receives any FUNC Stock as a result of the Merger:

                  (A) The undersigned will not sell, transfer or otherwise dispose of such FUNC Stock unless (i) such sale, transfer or other disposition has been registered under the Securities Act of 1933, as amended (the "Act"), (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Act (as such rule may hereafter from time to time be amended), or (iii) in the opinion of counsel in form and substance satisfactory to FUNC, or under a "no-action" letter obtained by the undersigned from the staff of the Securities and Exchange Commission (the "SEC"), such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Act.

                  (B) The undersigned understands that FUNC is under no obligation to register the sale, transfer or other disposition of shares of FUNC Stock by the undersigned or on the undersigned's behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

                  (C) The undersigned also understands that stop transfer instructions will be given to FUNC's transfer agent with respect to the shares of FUNC Stock issued to the undersigned as a result of the Merger and that there will be placed on the certificates for such shares, or any substitutions therefor, a legend stating in substance:

                  "The shares represented by this certificate were issued in a transaction to which Rule 145(d) under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of a letter agreement between the registered holder hereof and FUNC, a copy of which agreement is on file at the principal offices of FUNC."

                  (D) The undersigned also understands that, unless the transfer by the undersigned of the FUNC Stock issued to the undersigned as a result of the Merger have been registered under the Act or a sale made in conformity with the provisions of Rule 145(d) under the Act, FUNC reserves the right, in its sole discretion, to place the following legend on the certificates issued to any transferee of such FUNC Stock from the undersigned:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

              It is understood and agreed that the legends set forth in paragraphs (C) and (D) above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to FUNC (i) a copy of a "no action" letter from the staff of the SEC, or an opinion of counsel in form and substance satisfactory to FUNC, to the effect that such legend is not required for purposes of the Act, or (ii) evidence or representations satisfactory to FUNC that the FUNC Stock represented by such certificates is being or has been sold in a transaction made in conformity with the provisions of Rule 145(d).

                  (E) The undersigned further represents, warrants and covenants with and to FUNC that the undersigned will not sell, transfer or otherwise dispose of his or her interests in, or reduce his or her risk relative to, any shares of Signet Stock or FUNC Stock beneficially owned by the undersigned during the period commencing 30 days prior to the effective date of the Merger and ending at such time as FUNC notifies the undersigned that results covering at least 30 days of combined operations of FUNC after the Merger have been published by FUNC, which FUNC agrees to publish consistent with its normal financial reporting practice.

                  (F) The undersigned further represents, warrants and covenants with and to FUNC that the undersigned will, and will cause each of the other parties whose shares are deemed to be beneficially owned by the undersigned pursuant to paragraph (G) below to, have all shares of Signet Stock owned by the undersigned or such parties registered in the name of the undersigned or such parties, as applicable, prior to the effective date of the Merger and not in the name of any bank, broker-dealer, nominee or clearing house.

                  (G) The undersigned understands and agrees that this letter agreement shall apply to all shares of the capital stock of Signet and FUNC that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws.

                  (H) The undersigned has carefully read this letter and discussed its requirements and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the capital stock of Signet or FUNC, to the extent the undersigned felt necessary, with the undersigned's counsel or counsel for Signet.

                                                   Very truly yours,


                                                   ------------------------
         Name:


                                                   [add below the signatures
                                                    of all registered owners
                                                    of shares deemed
                                                    beneficially owned by the
                                                    affiliate]

                                                   -------------------------
         Name:


                                                   -------------------------
         Name:


                                                   -------------------------
         Name:

Acknowledged this ______ day of ______________, 1997.


FIRST UNION CORPORATION



By:___________________________
   Name:
   Title:

                                                                Exhibit D

                         FORM OF FUNC AFFILIATE'S LETTER



                                                    _____________, 1997




First Union Corporation
One First Union Center
Charlotte, North Carolina 28288

Gentlemen:

         Pursuant to the terms of the Agreement and Plan of Mergers, dated as of the 18th day of July, 1997 (the "Plan"), by and among Signet Banking Corporation ("Signet"), Signet Bank, First Union Corporation ("FUNC"), and First Union National Bank, Signet plans to merge with and into FUNC (the "Merger").

         The undersigned hereby represents, warrants and covenants with and to FUNC that:

                  (A) The undersigned will not sell, transfer or otherwise dispose of his or her interests in, or reduce his or her risk relative to, any shares of common stock of either FUNC or Signet beneficially owned by the undersigned during the period commencing 30 days prior to the effective date of the Merger and ending at such time as FUNC notifies the undersigned that results covering at least 30 days of combined operations of FUNC after the Merger have been published by FUNC, which FUNC agrees to publish consistent with its normal financial reporting practice.

                  (B) The undersigned understands and agrees that this letter agreement shall apply to all shares of the capital stock of FUNC and Signet that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws.

                                                  Very truly yours,


                                                  ------------------------
         Name:


                                                  [add below the signatures
                                                   of all registered owners
                                                   of shares deemed
                                                   beneficially owned by the
                                                   affiliate]

                                                  -------------------------
         Name:


                                                  -------------------------
         Name:


                                                  -------------------------
         Name:



Acknowledged this ______ day of ______________, 1997.


FIRST UNION CORPORATION



By:___________________________
   Name:
   Title: